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Dale Matheson
Carr-Hilton Labonte
--------------------------------------------------------------------------------
Charetered Accountants



May 26, 2006



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Arbutus Resources Inc. - Form SB-2 Registration Statement


Dear Sirs:

As an independent  registered  public  accounting firm, we hereby consent to the
inclusion  or  incorporation  by  reference  in  this  Form  SB-2   Registration
Statement, dated May 26, 2006, of the following:

|X| Our Report to the Stockholders and Board of Directors of Arbutus Resources Inc. dated April 30, 2006 on the financial statements of the Company for year ended January 31, 2006 and 2005 and the period from inception on April 19, 2004 to January 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,

Dale Matherson Carr-Hilton Labonte


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada